UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 26, 2011

URS CORPORATION
(Exact name of registrant as specified in its charter)

1-7567 (Commission File No.)
Delaware (State or other jurisdiction of incorporation)	94-1381538 (IRS Employer Identification No.)

600 Montgomery Street, 26th Floor
San Francisco, California 94111-2728
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (415) 774-2700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	REGULATION FD DISCLOSURE

On April 27, 2011 URS Corporation issued a press release announcing that on April 26, 2011, it had signed a definitive agreement to acquire Apptis Holdings, Inc., a leading provider of information technology and communications services to the federal government, for a net purchase price of approximately $260 million in cash.  The acquisition is subject to customary closing conditions and regulatory approvals, including compliance with the Hart-Scott-Rodino Antitrust Improvements Act.

A copy of the press release, entitled “URS To Acquire Federal IT Services Provider Apptis Holdings, Inc.” is furnished as Exhibit 99.1 to this Form 8-K pursuant to Item 7.01.  Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, irrespective of any general incorporation language.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

	99.1	Press Release, dated April 27, 2011, entitled “URS To Acquire Federal IT Services Provider Apptis Holdings, Inc.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, URS Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 27, 2011	By:	/s/ Reed N. Brimhall
Reed N. Brimhall
Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated April 27, 2011, entitled “URS To Acquire Federal IT Services Provider Apptis Holdings, Inc.”